Policy Number: 2015-161-H-U Flagstar Financial, Inc. and its additional Covered Affiliates RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. Flagstar Financial, Inc. and its additional Covered Affiliates RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Organizational Functional Area: Human Resources Department Policy Owner: Simone Betz Chief Human Resources Officer Approving Authority: Compensation Committees Date Policy Approved: November 20, 2024 Table of Contents I. POLICY OVERVIEW ........................................................................................................................................ 1 II. PURPOSE, SCOPE, APPLICABILITY ............................................................................................................. 2 III. POLICY AUTHORITY ....................................................................................................................................... 3 IV. DEFINITIONS ................................................................................................................................................... 3 V. GENERAL REQUIREMENTS ........................................................................................................................... 5 A. RCR Program Overview ............................................................................................................................. 5 B. RCR Program Oversight ............................................................................................................................ 6 1. Compensation Committee ..................................................................................................................... 6 2. Executive Management ......................................................................................................................... 6 3. Incentive Compensation and Performance Management Committee (ICPMC) ................................... 7 4. RCR Program Manager (HTR) .............................................................................................................. 7 5. Human Resources Personnel ............................................................................................................... 7 6. Senior Officers ....................................................................................................................................... 8 C. RCR Program Implementation ................................................................................................................... 8 1. General RCR Program Requirements .................................................................................................. 8 2. Recoupment Requirement .................................................................................................................... 9 3. Prohibition on Indemnification and Insurance Reimbursement .......................................................... 10 4. Required Filings .................................................................................................................................. 10 5. Other Recoupment Obligations; General Rights ................................................................................. 10 6. Acknowledgement ............................................................................................................................... 10 7. Successors .......................................................................................................................................... 10 D. Training & Communications ..................................................................................................................... 11 E. Organizational Updates & Delegated Responsibilities ............................................................................. 11

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. VI. ROLES AND RESPONSIBILITIES ................................................................................................................. 11 VII. ASSOCIATED INTERNAL DOCUMENTS...................................................................................................... 12 VIII. ASSOCIATED EXTERNAL DOCUMENTS .................................................................................................... 13 IX. POLICY CONFLICTS, QUESTIONS, AND VIOLATIONS .............................................................................. 13 X. POLICY REVIEW AND APPROVAL REQUIREMENTS ................................................................................ 14 XI. POLICY EXCEPTIONS................................................................................................................................... 14 Attached Exhibit: Exhibit A RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY ACKNOWLEDGEMENT FORM

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 1 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. Flagstar Financial, Inc. and its additional Covered Affiliates RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Organizational Functional Area: Human Resources Department Policy Owner: Simone Betz Chief Human Resources Officer Approving Authority: Compensation Committees Date Policy Approved: November 20, 2024 I. POLICY OVERVIEW This Restatement Compensation Recoupment (RCR) Policy (this “Policy”) describes certain requirements of Flagstar Financial, Inc. and its additional Covered Affiliates1 with respect to the Company’s program for recouping Erroneously Awarded Compensation in the event of an Accounting Restatement and associated operational activities (collectively, the “RCR Program”) to ensure the safe and sound management of the RCR Program in an efficient and effective manner, consistent with the Risk Governance Framework (the “RGF”) established by the Board of Directors2, in full compliance with all applicable federal and state laws, rules, and regulatory requirements (including regulatory guidance) (collectively, “Applicable Law”), including (without limitation) certain rules adopted by the United States Securities and Exchange Commission (the “SEC”) implementing Incentive-Based Compensation recovery requirements and those listed in section VIII, below, and all applicable Company policies, plans, guidelines, standards, and procedures (together with Applicable Law, collectively, “Applicable Requirements”), including (without limitation) those listed in section VII, below, and in full support of the Company’s strategic initiatives, as applicable, and it reflects the view of the Board that ensuring such safe and sound management, compliance, and support is a key component of Senior Management’s supervisory responsibilities. Note: Unless otherwise defined herein, each capitalized term used in this Policy shall have the same meaning ascribed thereto in section IV, below. 1 For purposes of this Policy, the term “Covered Affiliates” refers to the Holding Company (as defined below), the Bank (as defined below), Flagstar Specialty Finance Company, LLC, Flagstar Advisors, Inc., Flagstar Financial & Leasing, LLC, Flagstar Public Funding Corp., Grass Lake Insurance Agency, Inc., NYCB Insurance Agency, Inc., and such other FLG Entity(ies) (as defined below) as may be deemed covered by this Policy from time to time upon written confirmation by the General Counsel (the “GC”) of the Company (as defined below); the term “Holding Company” refers to Flagstar Financial, Inc.; the term “Bank” refers to Flagstar Bank, N.A.; the term “FLG Entity” refers to each of the Holding Company, the Bank, and their additional Covered Affiliates individually; and, the term “Company” or “FLG” refers collectively to all of the aforementioned companies or each individually, as applicable and the context may require. 2 For purposes of this Policy, the term “Board(s) of Directors” or “Board(s)” shall mean both the Holding Company’s Board of Directors and the Bank’s Board of Directors or each individually, as applicable and the context may require.

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 2 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. II. PURPOSE, SCOPE, APPLICABILITY A. The purpose of this Policy is to, among other things: (i) set forth the RCR Program framework established by the Company to effectively recoup Erroneously Awarded Compensation in the event of an Accounting Restatement; (ii) ensure the safe and sound management of the RCR Program in an efficient and effective manner, consistent with the RGF, in compliance with Applicable Requirements, and in full support of the Company’s strategic initiatives, as applicable; (iii) aid Senior Management in determining the legal, regulatory, and internal governance parameters within which the Board expects the Company’s RCR Program-related operations to be conducted; and (iv) reflect both the Board’s determination that the Company shall maintain compliance with Applicable Requirements and its commitment to provide Senior Management with the means to achieve such compliance. Note: This Policy is designed to comply with, and shall be interpreted in a manner consistent with, Section 10D3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-14 under the Exchange Act, and Section 303A.145 of the New York Stock Exchange (NYSE) Listed Company Manual (the “Listing Rules”). B. This Policy, in conjunction with the RCR Program-related procedures (the “RCR Procedures”) maintained by the Company’s Head of Total Rewards (the “HTR”) (or his/her designee(s), as applicable) and certain other applicable Company policies, plans, guidelines, standards, and/or procedures, including (without limitation) those listed in section VII, below, establishes certain rules and requirements, and a framework for compliance therewith, for applicable Company personnel with respect to the RCR Program, including by (among other things): 1. setting forth the key expectations of Senior Management for the impacted Company business units (i.e., departments, units, groups, teams, as applicable); 2. identifying the Company business units with specific responsibilities under, or otherwise specifically impacted by, the RCR Program and this Policy, including (without limitation): the Company’s Human Resources Department (“Human Resources”), its Risk Management Division (“RMD”), including (without limitation) the Enterprise Compliance Unit (“Enterprise Compliance”) within RMD, the Company’s Legal Department (“Legal”), and its Internal Audit Department (“Internal Audit”); and 3. establishing and communicating expectations around each such business unit’s responsibilities with respect to the RCR Program and this Policy, as well as those of other operational functions, in fulfilling the objectives described herein. C. This Policy applies to all Incentive-Based Compensation that is received by an Executive Officer on or after the Effective Date, even if such Incentive-Based Compensation was approved, awarded, granted, or paid to an Executive Officer prior to the Effective Date, all of the Company’s RCR Program-related activities, and all applicable Company personnel, including (without limitation) those engaged in or providing support for or oversight of any such activity(ies) or otherwise charged with overseeing or facilitating (either directly or indirectly) compliance with this Policy and/or any plans, guidelines, procedures, or standards in support hereof. 3 15 U.S.C. 78j-4, “Recovery of erroneously awarded compensation policy”. 4 17 CFR 240.10D-1, “Listing standards relating to recovery of erroneously awarded compensation.” 5 NYSE Listed Company Manual § 303A.14, “Erroneously Awarded Compensation”.

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 3 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. Note: Please refer to the Company’s General Compensation Recoupment (CGR) Policy (once effective) for information and requirements regarding recouping Incentive-Based Compensation Erroneously Awarded Compensation in the event of an Accounting Restatement for reasons other than upon the occurrence of any GCR Triggering Event (as defined therein). III. POLICY AUTHORITY A. This Policy is owned by the Company’s Chief Human Resources Officer (the “CHRO”); and, the respective Compensation Committees (collectively, the “Compensation Committee”) of the Board shall serve as the Approving Authority (as defined in the Company’s Policy on Policies & Committees (the “POPC”)) for this Policy and shall provide ongoing updates and/or direction with respect hereto to Senior Management, Executive Management, the appropriate Committee(s) (as set forth and defined in the POPC), and/or the Board, as applicable and outlined in its Charter. B. This Policy shall be administered by the Compensation Committee, unless otherwise determined by the Board. The Compensation Committee shall have full and final authority to make all determinations under this Policy, in each case to the extent permitted under the Listing Rules and in compliance with Section 409A6 of the Code. All determinations and decisions made by the Compensation Committee pursuant to the provisions of this Policy shall be final, conclusive, and binding on all persons, including (without limitation) the Holding Company, its affiliates, its stockholders, and Executive Officers (as defined in section V.B.1, below). Any action or inaction by the Compensation Committee with respect to an Executive Officer under this Policy shall not limit the Compensation Committee’s actions or decisions not to act with respect to any other Executive Officer under this Policy or under any similar policy, agreement, or arrangement, nor shall any such action or inaction serve as a waiver of any rights the Holding Company may have against any Executive Officer other than as set forth in this Policy. IV. DEFINITIONS A. For purposes of this Policy: 1. “Accounting Restatement” shall mean an accounting restatement due to the material noncompliance of the Holding Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. 2. “Accounting Restatement Date” shall mean the earlier to occur of: (i) the date the Board, a committee of the Board, or the officer or officers of the Holding Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Holding Company is required to prepare an Accounting Restatement or (ii) the date a court, regulatory agency, or other legally authorized body directs the Holding Company to prepare an Accounting Restatement. 3. “Code” shall mean the Internal Revenue Code, as amended,7 and any regulations promulgated under the Code. 4. “Effective Date” shall have the same meaning ascribed thereto in Section 303A.14(b)(i) of the Listing Rules: October 2, 2023. 6 26 U.S.C. 409A, “Inclusion in gross income of deferred compensation under nonqualified deferred compensation plans”. 7 Title 26 of the U.S. Code, “Internal Revenue Code”.

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 4 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. 5. “Erroneously Awarded Compensation” shall mean, in the event of an Accounting Restatement, the amount of Incentive-Based Compensation previously received that exceeds the amount of Incentive- Based Compensation that otherwise would have been received had it been determined based on the restated amounts in such Accounting Restatement. The amount of Erroneously Awarded Compensation shall be determined by the Compensation Committee on a gross basis without regard to any taxes paid by the relevant Executive Officer; provided, however, that for Incentive-Based Compensation based on the Holding Company’s stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement: (i) the amount of Erroneously Awarded Compensation shall be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received and (ii) the Holding Company must maintain documentation of the determination of such reasonable estimate and provide such documentation to the Stock Exchange. In the case of Incentive- Based Compensation credited or contributed to a notional account balance, Erroneously Awarded Compensation shall be the amount subject to recoupment and any earnings accrued on such amount through the date of recoupment. 6. “Executive Management” shall mean the President and Chief Executive Officer (the “CEO”) of the Company, its Chief Credit Officer, its Chief Financial Officer, its President of Commercial Real Estate Banking, its President of Commercial & Private Banking, its President of Consumer Banking, its President of Mortgage, the GC, and such other Senior Officers of the Company as the CEO shall designate from time to time, including (without limitation) the Company’s Chief Risk Officer, whether acting individually or collectively, with respect to the subject matter hereof. 7. “Executive Officer” shall mean any Company officer subject to Section 16 of the Exchange Act (i.e., the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Holding Company). Note: For the avoidance of doubt, an executive officer of any Covered Affiliate is deemed an “Executive Officer” if the executive officer performs policy making functions for the Holding Company. 8. “Financial Reporting Measure” shall mean any measure that is determined and presented in accordance with the accounting principles used in preparing the Holding Company’s financial statements, and any measure that is derived wholly or in part from such measure; provided, however, that a Financial Reporting Measure is not required to be presented within the Holding Company’s financial statements or included in a filing with the SEC to qualify as a Financial Reporting Measure. Financial Reporting Measures include but are not limited to the following (and any measures derived from the following): Holding Company stock price; total shareholder return; revenues; net income; operating income; profitability of one or more reportable segments; financial ratios (e.g., accounts receivable turnover and inventory turnover rates); earnings before interest, taxes, depreciation and amortization; funds from operations and adjusted funds from operations; liquidity measures (e.g., working capital, operating cash flow); return measures (e.g., return on invested capital, return on assets); earnings measures (e.g., earnings per share); and any of such financial reporting measures relative to a peer group, where the Holding Company’s financial reporting measure is subject to an Accounting Restatement. A Financial Reporting Measure need not be presented within the Holding Company’s financial statements or included in a filing with the SEC. 9. “Incentive-Based Compensation” shall mean any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure.

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 5 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. 10. “RCR Program Manager” shall mean the HTR or any Company officer otherwise so designated by Executive Management and, as such, to whom primary responsibility is assigned for the day-to-day oversight of the RCR Program. 11. “Senior Management” shall mean officers of the Company who hold the corporate title of Executive Vice President or higher, or such other officers of the Company as Executive Management shall designate with responsibility for the related Company department or area from time to time, whether acting individually or collectively, with respect to the subject matter hereof. 12. “Senior Officer” shall mean any officer of the Company who has direct or oversight authority over any applicable Company personnel reporting to them with respect to actions required under this Policy. 13. “Stock Exchange” shall mean the national stock exchange on which the Holding Company’s common stock is listed. B. Please also refer to the RCR Procedures for information regarding, among other things, additional RCR Program-related definitions. V. GENERAL REQUIREMENTS A. RCR Program Overview The Company shall maintain a RCR Program that is adequately designed to, among other things, effectively recoup Erroneously Awarded Compensation in the event of an Accounting Restatement and ensure compliance with Applicable Requirements, consisting of the following interdependent elements: 1. Board- and Executive Management- level oversight; 2. a RCR Program Manager who shall have and maintain, as applicable, the appropriate experience and qualifications for that officer’s role and responsibilities, shall have sufficient stature, authority, resources, and autonomy as Executive Management determines to be appropriate to achieve the objectives of the RCR Program, and shall have direct access to Executive Management to discuss RCR Program-related matters as and when needed; 3. the risk profile and risk appetite of the Company shall inform the establishment, review, modification, implementation, and operation of the RCR Program; 4. the RCR Program shall be evaluated at least annually under the risk assessment process with modifications made to the RCR Program, as appropriate, based on each such risk assessment; and 5. Company policies, plans, guidelines, standards, and/or procedures, including (without limitation) this Policy and the RCR Procedures, that give both content and effect to the objectives and requirements of the RCR Program and, accordingly, guide and inform the Company’s day-to-day operations related thereto and that address and aim to reduce risks identified by the Company as part of its risk assessment process. (Continued on the following page.)

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 6 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. B. RCR Program Oversight In addition to the responsibilities set forth in section VI, below, and as otherwise provided herein, the Compensation Committee, Executive Management, the Company’s Incentive Compensation and Performance Management Committee (“ICPMC”), the RCR Program Manager, appropriate Company personnel within Legal and Human Resources, and all applicable Senior Officers shall each be responsible for oversight of various aspects of the RCR Program, as respectively applicable: 1. Compensation Committee As further set forth in its Charter, the Compensation Committee’s primary purpose is to (i) discharge the responsibilities of the Board relating to the compensation of Executive Officers, including approving the compensation structure for Senior Management, as more fully set forth therein and in accordance with any guidelines as may be established by the Compensation Committee from time to time, (ii) provide oversight of the Company’s executive compensation plans, policies, and programs as they affect the Executive Officers, (iii) approve broad-based and special compensation plans that are Company-wide, and (iv) produce an annual report on executive compensation for inclusion in the Holding Company’s proxy statement, as required by Applicable Law. Accordingly, in furtherance of that purpose, the Compensation Committee shall be responsible for, among other things, the following with respect to the RCR Program: a. overseeing management of the RCR Program, providing organizational leadership with respect thereto, and endeavoring to make reasonably prudent determinations with respect to matters presented for its consideration, as necessary and appropriate, in accordance with Applicable Requirements; b. playing a pivotal role in setting the tone at the top to drive a culture of compliance and effective governance of the RCR Program; c. providing strong support for this Policy, the RCR Program, and Senior Management’s efforts to ensure compliance with Applicable Requirements with respect to all RCR Program-related activities; d. overseeing implementation of this Policy and holding Senior Management accountable for implementing the RCR Program in a manner that is consistent with the Company’s strategic direction, risk culture, and risk appetite; and e. periodically discussing RCR Program-related topics during Compensation Committee meetings and in communications to the Board and applicable Company personnel, where appropriate. 2. Executive Management The Board generally delegates authority to Executive Management for directing and overseeing day- to-day operations of the Company in a manner consistent with the Board’s strategic objectives and risk appetite, including (without limitation) such operations related to maintaining and implementing the RCR Program. Accordingly, Executive Management shall be responsible for, among other things, the following with respect to the RCR Program: a. driving a culture of participation and compliance throughout the Company with respect to the RCR Program; b. ensuring that the RCR Program Manager has the appropriate authority, stature, and autonomy within the Company and is provided with appropriate resources, including systems, capital, and

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 7 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. human resources, to carry out the RCR Program as designed and, in any event, in a manner that conforms to the Board-approved risk appetite and Applicable Requirements; c. working with the RCR Program Manager and appropriate members of Senior Management to ensure the RCR Program is carried out as designed and, in any event, in a manner that conforms to the Board-approved risk appetite and Applicable Requirements; and d. providing the Board (and/or any designated committee(s) and/or member(s) thereof, as applicable) with updates and recommendations regarding the RCR Program, as necessary and appropriate. 3. Incentive Compensation and Performance Management Committee (ICPMC) As further set forth in its Charter, ICPMC shall serve as the management committee responsible for overseeing the adequacy and effectiveness of the RCR Program and for ensuring the Company’s compliance with Applicable Requirements with respect to activities related thereto, including (without limitation) overseeing and monitoring incentive compensation objectives, performance management, incentive compensation plans (excluding the Executive Officer incentive plans). 4. RCR Program Manager (HTR) The RCR Program Manager (currently, as of this Policy’s approval date, the HTR) shall, among other things: a. be principally responsible for maintaining, implementing, operating, monitoring, assessing, revising as needed, and reporting on the RCR Program; b. have and maintain, as applicable, the appropriate experience and qualifications for that officer’s role and responsibilities, shall have sufficient stature, authority, resources, and autonomy as Executive Management determines to be appropriate to achieve the objectives of the RCR Program, and shall have direct access to Executive Management to discuss RCR Program-related matters as and when needed; and c. regularly report on the efficacy of the RCR Program to Executive Management and/or the Compensation Committee, as necessary and appropriate. 5. Human Resources Personnel Human Resources personnel shall be responsible for, among other things: a. providing the RCR Program Manager with such assistance as is necessary and appropriate with respect to maintaining, implementing, operating, monitoring, assessing, revising as needed, and reporting on the RCR Program; b. reviewing and, as applicable, recommending updates to the RCR Procedures to ensure they continue to support and address the requirements of the RCR Program and this Policy; c. implementing the RCR Procedures; d. developing either (i) appropriate training curriculum, in consultation with the Learning and Development Unit (the “HR-LDU”) within Human Resources, as necessary, or (ii) a formal acknowledgement process supporting compliance with this Policy, and supporting the administration of such training or acknowledgement process to all applicable Company personnel; and

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 8 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. e. designating the appropriate “System(s) of Record” to store and maintain information on RCR Program activities and ensuring such System(s) of Record function in compliance with Applicable Requirements, including (without limitation) the Company’s Enterprise Corporate Information Management (ECIM) Policy and its Enterprise Data Governance (EDG) Policy. 6. Senior Officers The Senior Officer for each business unit engaging in or otherwise directly impacted by any RCR Program-related activity(ies) shall be responsible for, among other things: (i) ensuring their unit’s(s’) compliance with Applicable Requirements, including (without limitation) this Policy and Applicable Law; (ii) maintaining business unit-specific procedures that align with this Policy (or designating certain personnel within their business unit(s) with responsibility for maintaining such procedures), as necessary or appropriate; and (iii) providing the RCR Program Manager (or his/her designee(s), as applicable) with such assistance as is necessary and appropriate to ensure their business unit’s(s’) compliance with this Policy. C. RCR Program Implementation 1. General RCR Program Requirements a. This Policy shall apply to all Incentive-Based Compensation received by a person: i. after beginning service as an Executive Officer; ii. who served as an Executive Officer at any time during the performance period for such Incentive-Based Compensation; iii. while the Holding Company had a class of securities listed on a national securities exchange or a national securities association; and iv. during the three (3) completed fiscal years immediately preceding the applicable Accounting Restatement Date (each such period, the “Lookback Period”), whether occurring during and/or after his/her employment with the Company. b. Notwithstanding any other provision of the Policy to the contrary, each Lookback Period shall also include any transition period that results from a change in the Holding Company’s fiscal year within or immediately following such Lookback Period; provided, however, that a transition period between the last day of the Holding Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine (9) to twelve (12) months shall be deemed a completed fiscal year. c. For purposes of this section V.C.1, Incentive-Based Compensation shall be deemed received in the Holding Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive- Based Compensation occurs after the end of such period. d. For the avoidance of doubt, (i) Incentive-Based Compensation that is subject to both a Financial Reporting Measure vesting condition and a service-based vesting condition shall be considered received when the relevant Financial Reporting Measure is achieved, even if the Incentive-Based Compensation continues to be subject to the service-based vesting condition and (ii) compensatory awards that vest solely by reference to the completion of a service period, that are discretionary or that are based on the attainment of goals unrelated to Financial Reporting Measures are not Incentive-Based Compensation for purposes of this Policy.

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 9 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. 2. Recoupment Requirement a. In the event of an Accounting Restatement, the Holding Company shall recoup, as promptly as reasonably possible, Erroneously Awarded Compensation, in amounts determined pursuant to this Policy. i. The Holding Company’s obligation to recoup Erroneously Awarded Compensation shall not be dependent on if, or when, the Holding Company files restated financial statements. ii. Subject to the terms stated in this Policy, the Compensation Committee may affect recoupment under this Policy from any amount of compensation approved, awarded, granted, payable, or paid to the Executive Officer prior to, on, or after the Effective Date. iii. Recoupment under this Policy with respect to an Executive Officer shall not require the finding of any misconduct by such Executive Officer or a finding that such Executive Officer is responsible for the accounting error leading to an Accounting Restatement. iv. In the event of an Accounting Restatement, the Company shall satisfy the Holding Company’s obligations under this Policy to recoup any amount owed from any applicable Executive Officer by exercising its sole and absolute discretion in how to accomplish such recoupment, to the extent permitted under the Listing Rules and in compliance with (or pursuant to an exemption from the application of) Section 409A of the Code. b. By way of example, the method of recoupment may include, without limitation, any of the following: (i) seeking reimbursement of all or part of any cash or equity-based award; (ii) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid; (iii) cancelling or offsetting against any planned future cash or equity-based awards; (iv) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations thereunder; and (v) any other method authorized by Applicable Law or contract. c. For the avoidance of doubt, subject to compliance with Applicable Law, the Compensation Committee may affect recoupment under this Policy from any amount otherwise payable to an Executive Officer, including, without limitation, base salary, bonuses or commissions and compensation previously deferred by the Executive Officer. d. The Holding Company’s recoupment obligation pursuant to section V.C.2.a, above, shall not apply to the extent that the Compensation Committee, or in the absence of the Compensation Committee, a majority of the independent directors serving on the Board, determines that and one of the following conditions is satisfied and, therefore, recoupment would be impracticable: i. the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recouped. Before concluding that it would be impracticable to recoup any amount of Erroneously Awarded Compensation based on expense of enforcement, the Holding Company must make a reasonable attempt to recoup such Erroneously Awarded Compensation, document such reasonable attempt(s) to recoup, and provide that documentation to the Stock Exchange; or ii. recoupment would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the registrant, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Code.

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 10 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. 3. Prohibition on Indemnification and Insurance Reimbursement a. The Company shall be prohibited from indemnifying any Executive Officer or former Executive Officer against the loss of Erroneously Awarded Compensation. b. Further, the Company shall be prohibited from paying or reimbursing an Executive Officer for purchasing insurance to cover any such loss. 4. Required Filings The Holding Company shall file all disclosures with respect to this Policy and actions taken pursuant to this Policy in accordance with the requirements of the federal securities laws, including disclosures required by the SEC and the Stock Exchange. 5. Other Recoupment Obligations; General Rights a. To the extent that the application of this Policy would provide for recoupment of Incentive-Based Compensation that is also subject to recoupment under Section 304 of the Sarbanes-Oxley Act,8 the amount the Executive Officer has already reimbursed the Holding Company will be credited to the required recoupment under this Policy. b. This Policy shall not limit the rights of the Holding Company to take any other actions or pursue other remedies that the Holding Company may deem appropriate under the circumstances and under Applicable Law, in each case to the extent permitted under the Listing Rules and in compliance with (or pursuant to an exemption from the application of) Section 409A of the Code. c. Nothing contained in this Policy shall limit the Holding Company’s ability to seek recoupment, in appropriate circumstances (including circumstances beyond the scope of this Policy) and as permitted by Applicable Law, of any amounts from any individual, in each case to the extent permitted under the Listing Rules and in compliance with (or pursuant to an exemption from the application of) Section 409A of the Code. 6. Acknowledgement Each Executive Officer shall sign and return to the Company, within thirty (30) calendar days following the later of (a) the effective date of this Policy first set forth above or (b) the date the individual becomes an Executive Officer, the Acknowledgement Form attached hereto as Exhibit A, pursuant to which the Executive Officer agrees, among other things, to be bound by, and to comply with, the terms and conditions of this Policy, both during and after his/her employment with the Company, as applicable. 7. Successors This Policy shall be binding and enforceable against all Executive Officers and their beneficiaries, heirs, executors, administrators, or other legal representatives. (Continued on the following page.) 8 See 15 U.S.C. 7243, “Forfeiture of certain bonuses and profits”.

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 11 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. D. Training & Communications The RCR Program Manager (or his/her designee(s), as applicable), with the support of appropriate Human Resources personnel, including (without limitation) the HR-LDU, as necessary, shall be responsible for: 1. designing and conducting, or causing to be conducted, either (a) training for applicable Company personnel that describes the RCR Program and how to adhere to its requirements or (b) a formal acknowledgement process for the Executive Officers that requires each Executive Officer to sufficiently evidence their awareness and understanding of the RCR Program and the requirements set forth herein, which training or acknowledgement process, as applicable, must be conducted on an annual basis (once such a training program or acknowledgement process has been developed, which is expected to occur no later than one year from the date of this Policy’s approval), or as more frequently as is necessary or appropriate to address any material update(s) to the RCR Program; and 2. maintaining appropriate records of such training. E. Organizational Updates & Delegated Responsibilities Each Senior Officer to whom responsibility is assigned for any action(s) required to be taken under this Policy shall be responsible for the performance of such action(s), for organizing their department(s)/unit(s) in a manner that efficiently allocates such work, and for promptly notifying Human Resources and Legal of any changes to such organization structure or related delegation of responsibilities (including, without limitation, so that appropriate corresponding changes can be made within this Policy to reflect such delegations or possible future changes in department or unit names or personnel); however, any actions delegated by such Senior Officer will not thereby relieve the Senior Officer from responsibility for the performance of such actions. VI. ROLES AND RESPONSIBILITIES A. All Company personnel and business units in the First Line, the Second Line, and the Third Line (each as respectively defined in section VI.C, below, and each, a “Line”) shall be responsible, as respectively applicable, for managing risk in accordance with, among other Applicable Requirements, the RGF and the Company’s Risk Appetite Policy (RAP). B. The CHRO, with the support of the RCR Program Manager and the GC (or his/her designee(s), as applicable), shall be principally responsible for, among other things, maintaining this Policy in accordance with the POPC and enforcing or, as applicable, facilitating the enforcement of the requirements set forth herein, all in accordance with Applicable Requirements. C. Business units with responsibilities and accountabilities with respect to this Policy include, but are not limited to: 1. First line business units (collectively, the “First Line”): all Company business units, as applicable. 2. Second line business units (collectively, the “Second Line”): a. Enterprise Compliance; and b. RMD. 3. Third line business unit (the “Third Line”): Internal Audit.

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 12 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. D. The First Line, as the owners of risk, shall be responsible for identifying, monitoring, managing, and mitigating risks associated with their activities and for adhering to risk tolerances and limits established by Senior Management and the Board. The First Line also shall be responsible for developing and maintaining processes, procedures, and such other internal controls (including, without limitation, establishing, refining, and testing controls in the Company’s Governance, Risk, and Compliance (GRC) system (Archer)) as are necessary to ensure the Company and its third-party vendors and partners, as applicable, comply with Applicable Requirements. E. The Second Line shall be responsible for independent oversight over and assessment of the Company’s risk-taking activities specific to this Policy, including (without limitation) monitoring, reporting on, and escalating issues related to the First Line’s adherence to the Company’s established risk tolerances and limits, and for providing tools to assist all applicable organizational units in managing certain risks related thereto. F. The Third Line shall be responsible for providing timely, relevant, independent, and objective enterprise- level perspectives on, and assurance regarding, among other things, the effectiveness of governance, risk management, and internal controls related hereto and the overall safety and soundness of the Company as a result thereof. VII. ASSOCIATED INTERNAL DOCUMENTS This Policy shall be carried out by each Line, as applicable, in accordance with the respective programs and procedures of its applicable business unit(s), which shall be consistent with the requirements of this Policy and any other related Company policies, plans, guidelines, standards, or procedures, including (without limitation) the following (as applicable and as may be amended from time to time): 1. Risk Governance Framework (RGF) 2. Risk Appetite Policy (RAP) 3. Control Assurance Policy (once effective) 4. Issues Management Policy (once effective) 5. Operational Risk Management (ORM) Policy 6. Code of Ethics for Senior Financial Officers (SFOs) 7. Code of Professional Conduct 8. Insider Stock Ownership (ISO) Policy 9. Insider Stock Hedging & Pledging (ISHP) Policy 10. General Compensation Recoupment (GCR) Policy (once effective) 11. Confidentiality Policy 12. Confidential Supervisory Information (CSI) Policy 13. Financial Statement and Disclosure (FSD) Policy 14. Regulatory Reporting Accountability (RRA) Policy 15. Restrictions on Public Disclosures (RPD) Policy 16. Securities Trading Policy

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 13 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. 17. Enterprise Corporate Information Management (ECIM) Policy 18. Enterprise Data Governance (EDG) Policy 19. RCR Procedures VIII. ASSOCIATED EXTERNAL DOCUMENTS This Policy shall be reflective of and carried out by each Line, as applicable, in accordance with applicable laws, rules, and regulations (including related regulatory guidance), including (without limitation) the following (as applicable and as may be amended from time to time): 1. 12 CFR Part 30, Appendix D9 2. “Corporate and Risk Governance” booklet10 of the Comptroller’s Handbook (the “OCC Comptroller’s Handbook”) issued by the Office of the Comptroller of the Currency (“OCC”) 3. “Internal Control” booklet11 of the OCC Comptroller’s Handbook 4. Section 10D of the Exchange Act 5. Rule 10D-1 under the Exchange Act 6. Section 303A.14 of the Listing Rules IX. POLICY CONFLICTS, QUESTIONS, AND VIOLATIONS A. To the extent that any of the terms of this Policy conflict with any applicable law, rule, or regulation, the terms of such applicable law, rule, or regulation shall govern. To the extent that this Policy conflicts with, or is superseded by, any other Company rule or policy, or with written instructions provided to an employee by any officer of the Company to whom such employee reports, the applicable portions of this Policy and such other rules, policies, and instructions shall be applied so as to give effect to the term, rule, policy, or instruction which is most restrictive, unless otherwise indicated in writing by the Company’s Associate General Counsel – Corporate Policies (the “Policy Coordinator”). Company personnel shall be responsible for promptly reporting all such conflicts to the Policy Coordinator. B. Anyone with questions about the meaning or applicability of this Policy and, unless specifically provided otherwise herein, anyone aware of any violation of this Policy, shall contact the undersigned owner of this Policy (the “Policy Owner”), and the Policy Owner shall confer with a duly designated in-house attorney regarding any questions about the interpretation or application of any applicable law, rule, or regulation (including related regulatory guidance). C. Subject to Applicable Requirements, any Company personnel determined to have committed any violation(s) of this Policy may be subject to disciplinary action, which, depending on the severity of the situation, may include dismissal. For the avoidance of doubt, under no circumstance shall this Policy be deemed to limit the Company’s rights, remedies, causes of action, or other options in response to any violation(s) of this Policy or with respect to any party. 9 12 CFR Part 30, Appendix D, OCC Guidelines Establishing Heightened Standards for Certain Large Insured National Banks, Insured Federal Savings Associations, and Insured Federal Branches. 10 “Corporate and Risk Governance” booklet (Version 2.0, July 2019), OCC Comptroller’s Handbook. 11 “Internal Control” booklet (January 2001), OCC Comptroller’s Handbook.

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Page 14 of 14 © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. X. POLICY REVIEW AND APPROVAL REQUIREMENTS A. The Policy Owner shall review this Policy, and solicit input from any Senior Officer(s) whose responsibilities (and/or whose employees’ responsibilities) fall within the scope of this Policy, at least annually (or as may otherwise be required, whether pursuant to the POPC and its underlying procedures, regulator directive, or other business need) in order to determine whether any revision(s) is(are) necessary, including to enhance the effectiveness of this Policy or to address material changes in any applicable law, rule, or regulation (including related regulatory guidance) or in the Company’s strategy, objectives, business activities, size, structure, or management, and shall make all necessary revisions. B. Any proposed revision(s) to this Policy (except the correction of any clerical error(s)) must be reviewed and signed off upon by the applicable Designated Reviewers (as defined in the POPC) in Legal, RMD, and Enterprise Compliance and by the Policy Coordinator, prior to being presented to the applicable Senior Officer(s), Management Committee(s), Executive Management Committee(s), Board Committee(s), and/or the Board for consideration and signoff or approval, as appropriate and applicable pursuant to and in accordance with the POPC. C. The Policy Owner shall ensure that this Policy is presented, with his/her observations and recommendations as to any changes, not less than annually to the Compensation Committee for review and approval. XI. POLICY EXCEPTIONS There shall be no exceptions to this Policy. This Policy was reviewed and approved by the respective Compensation Committees of the Boards of Directors of Flagstar Financial, Inc. and Flagstar Bank, N.A. on November 20, 2024. (Signed) _____________________________________ Policy Owner: Simone Betz Chief Human Resources Officer Dated: November 20, 2024

Policy Number: 2015-161-H-U RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY Exhibit A © 2024 Flagstar Financial, Inc. CONFIDENTIAL: This Policy is for FLG's internal use and regulatory review only and may not be copied or distributed to any third party without the GC's or the Policy Coordinator’s prior written consent. EXHIBIT A RESTATEMENT COMPENSATION RECOUPMENT (RCR) POLICY ACKNOWLEDGEMENT FORM By signing below, the undersigned acknowledges and confirms that he/she has received and reviewed a copy of the Company’s Restatement Recoupment (RCR) Policy (the “Policy”). Note: Unless otherwise defined in this Acknowledgement Form (this “Acknowledgement”), each capitalized term used herein shall have the same meaning ascribed thereto in the Policy. By signing this Acknowledgement, as an Executive Officer, the undersigned acknowledges and agrees that he/she is and will continue to be subject to the Policy and that the Policy will apply both during and after his/her employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including (without limitation) by returning any Erroneously Awarded Compensation to the Company to the extent required by, and in a manner consistent with, the Policy. Executive Officer Signature Printed Name Date